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EXHIBIT 10.11

Amendment to
Amended and Restated 1997 UnionBanCal Corporation Performance Share Plan

        A new Section 11A is hereby added to the Amended and Restated 1997 UnionBanCal Corporation Performance Share Plan (the "Plan"), effective January 1, 2005, which provides as follows:

"11A. Section 409A.

  Notwithstanding any provision to the contrary in the Plan or a Performance Share Agreement, if a Participant becomes eligible to receive payment of all or a portion of an Earned Award prior to the end of the Performance Cycle, the following provisions shall apply:

  (a)
  If the Participant becomes eligible to receive payment upon termination of employment (whether by reason of death, disability, retirement or otherwise), payment shall be made within one month following "separation from service" (as defined under Section 409A of the Code), if the Company determines that such payment is subject to Section 409A; provided, however, that if the Company also determines that the Participant is a "specified employee" (as defined under Section 409A of the Code) at the time of such separation from service, payment shall be delayed until six months and one day following separation from service if the Company determines that such delayed payment is required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code;

  (b)
  If the Participant's payment is accelerated by reason of disability, without regard to termination of employment, the Participant must be considered "disabled" as defined in Section 409A(a)(2)(C), and payment shall be made within one month following such disability, if the Company determines that such payment is subject to Section 409A; and

  (c)
  If the Participant has deferred the payment of all or a portion of an Earned Award in accordance with such procedures as the Company may prescribe consistent with the requirements of Section 409A of the Code, payment shall be subject to the provisions of such deferral arrangement.

  The Plan is intended to comply with the provisions of Section 409A of the Code and shall be interpreted accordingly. If any provision or term of the Plan or any Performance Share Agreement would be prohibited by or inconsistent with the requirements of Section 409A of the Code, then such provision or term shall be deemed to be reformed to comply with Section 409A of the Code."

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  EXHIBIT 10.11
Amendment to Amended and Restated 1997 UnionBanCal Corporation Performance Share Plan